Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Corp Receives First Order for Wastewater Treatment Following Years of Application Development

First Component Sale of $140,000 as part of a licensing agreement to produce units in Italy for Waste Water Sterilization

TAMPA, Florida, July 27, 2017 -- MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: “MNGA”), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that a MagneGas distributor in Italy has completed several years of application testing on reducing the disposal costs of landfill wastewater, otherwise known as leachates. This distributor has now moved to the commercialization phase and has made an initial purchase order for sterilization equipment.

As part of a limited licensing agreement to reduce landed costs in Europe, the distributor will assemble the unit using local components and install it at a purpose-built facility that will sterilize leachates in return for a disposal fee. Following an initial period of operation, MagneGas and its distributor intend to deploy the technology to multiple sites for leachates throughout Italy.

Years of repeated testing in both Italy and the U.S. on leachates and other waste streams shows the sterilization process using MagneGas’ patented technology reduces the chemical oxygen demand (“COD”) of leachates, a key driver of the high cost of disposing of leachates in Europe.

“We are very pleased with our first ever order for a unit in the wastewater sterilization sector,” commented Ermanno Santilli, CEO of MagneGas. “Along with our Italian distribution partner, we invested meaningful capital, years of testing, and personnel resources to develop the landfill wastewater application to the point of commercialization. As part of an arrangement to reduce the landed costs in Italy we are selling the distributor components which will be assembled and completed in Europe under our direction. This unit will be installed into a customized facility that will generate revenue through the treatment of landfill wastewater.”

“Importantly, our technology significantly reduces disposal costs of landfill wastewater and represents a strong value proposition for landfill operators. Much of the European Union (“EU”) regulations regarding leachates are largely standardized, and as a result we see this as a very large addressable market across much of the EU landfill industry. Our goal is to fully support our Italian distributor as they scale their first project, and then leverage this to directly introduce our solution into the wider EU marketplace in 2018 and beyond.”

“We are very pleased to begin this next step towards the commercialization of our second major clean tech solution,” commented Scott Mahoney, CFO of MagneGas. “Similar to our industrial gas business segment, we see EU landfills as a significant and highly scalable market opportunity. We have systematically evaluated our immediate, commercially ready applications over the past six months. The landfill treatment application is the next step in the introduction of multiple end-market applications based on our core technologies. We have accomplished this with limited ongoing research and development costs, and we plan to scale this opportunity under a strict, cash-flow positive business model going forward.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.